Exhibit (h)(1)
PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

DEALER MANAGER AGREEMENT

January [__], 2024

Preferred Capital Securities, LLC
3284 Northside Parkway NW, Suite 150
Atlanta, GA 30327

Ladies and Gentlemen:
Prospect Floating Rate and Alternative Income Fund, Inc., a Maryland corporation (the “Company”), has registered for public sale three classes of shares of its common stock, $0.001 par value per share (the “Common Stock”), to be issued and sold pursuant to one or more of the Company’s registration statements on Form N-2, as amended or supplemented that are listed on Schedule 1 to this Dealer Manager Agreement (the “Agreement”) (each, an “Offering”) (specifically, Class S Common Stock (“Class S Shares”), Class D Common Stock (“Class D Shares”) and Class I Common Stock (“Class I Shares”).  The differences between the classes of Common Stock and the eligibility requirements for each class are described in detail in the Prospectus. The Common Stock is to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. In addition, the parties hereto generally intend that participants in the Company’s distribution reinvestment plan, as amended or supplemented, (the “DRIP”) during this Offering will receive a number of Common Stock as determined by the DRIP, and no commissions or fees will be assessed in connection therewith. Please see “Distribution Reinvestment Plan” in the Prospectus for additional information regarding the plan. In this Agreement, unless stated otherwise, “the Registration Statement” means, at any given time, each of the Registration Statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). There shall be a minimum initial purchase by any one person of $2,500 for Class S or Class D Shares and $25,000 for Class I Shares or as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Preferred Capital Securities, LLC (the “Dealer Manager”). The Company reserves the right to conduct other offerings, registered or exempt from registration with the Securities and Exchange Commission (the “SEC”). In connection with the Offering, the Company hereby agrees with you, the Dealer Manager, as follows:
1.    Representations and Warranties of the Company
The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) with respect to the Offering, in the form attached to this Agreement as Exhibit A (said dealers being hereinafter called the “Dealers”), that, as of the date of this Agreement and on the effective date of the Registration Statement, except as otherwise provided herein:
1.1    A registration statement with respect to the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Securities Act Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “1940 Act”) covering the Company and the Common Stock. Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on September 13, 2023. Copies of such registration statement and each amendment thereto have been or will be made available to the Dealer Manager. The registration statement, as amended, and the prospectus contained therein, as amended or supplemented, on file with the SEC at the effective date of the registration statement and thereafter (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), and any registration statement filed under Rule 486 of the Securities Act Rules and Regulations, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that (i) if the Registration Statement is amended by a post-effective amendment, the term “Registration Statement” shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and (ii) if the Prospectus filed by the Company pursuant to Rule 424 of the Rules and Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to such Rules and Regulations from and after the date on which it shall have been filed with the SEC. Further, if a separate registration statement is filed and becomes effective with respect solely to the Company’s DRIP (a “DRIP Registration Statement”), the term “Prospectus” shall refer to the prospectus included in such DRIP Registration Statement from and after the declaration of effectiveness of such DRIP Registration Statement. Terms not defined herein shall have the same meaning as in the Prospectus.
1.2    The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with the power and authority to conduct its business as described in the Prospectus.
1.3    The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type that will make such qualification necessary, except where the failure to do so would not result in, individually or in the aggregate, a Company MAE.
As used in this Agreement, “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that has, or could reasonably be expected to have, a material adverse effect on (a) the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (b) the ability of the Company to perform its obligations under this Agreement or (c) the validity or enforceability of this Agreement. As used in this Agreement, “business prospects” excludes any development resulting from any event, circumstance, development, change or effect (i) in general economic or business conditions, (ii) in financial or securities markets generally, or (iii) generally affecting the business or industry in which the Company operates.
1.4    On the effective date of the Registration Statement, on the date of the Prospectus and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and Prospectus, as applicable, complied or will comply in all material respects with the Securities Act, the Securities Act Rules and Regulations, the 1940 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), as applicable, and do not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1.4 will not extend to statements contained in or omitted from the Registration Statement or Prospectus that are based primarily upon information furnished by or through the Dealer Manager or by any Dealer in writing to the Company specifically for inclusion therein.
1.5    The Company intends to use the funds received from the sale of the Common Stock as set forth in the Prospectus.
1.6    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Common Stock, except such as may be required under the Securities Act, the Exchange Act, the 1940 Act or applicable state securities laws, or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
1.7    No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Common Stock in any jurisdiction has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, no such orders or proceedings are threatened or contemplated. All required action has been or will be taken by the Company under the Securities Act, the 1940 Act and applicable state securities laws to make the Offering and to commence the issuance of the Common Stock on the effective date of the Registration Statement. The issuance and sale of the Common Stock by the Company will comply in all material respects with the requirements of the 1940 Act, the Securities Act, applicable state securities laws, and rules and regulations promulgated thereunder.
1.8    There is no action, suit or proceeding pending against, or to the knowledge of the Company, threatened against the Company or its subsidiaries at law or in equity (by a third party other than the Dealer Manager or an affiliate of the Dealer Manager) or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign or, to the knowledge of the Company, any investigation by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign (a) asserting the invalidity of this Agreement, (b) seeking to prevent the issuance of the Common Stock or the consummation of any of the transactions contemplated by this Agreement, or (c) that would otherwise reasonably be expected to result in a Company MAE. The Company promptly will give notice to the Dealer Manager of the occurrence of any action, suit or proceeding of the type referred to above of which the Company has knowledge arising or occurring on or after the initial date the Registration Statement or Prospectus is declared effective by the SEC.
1.9    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company do not and will not conflict with or result in a material breach of any of the material terms and provisions of, or constitute a default under, (a) the Company’s or any of its subsidiaries’ charter, bylaws, or other organizational documents, as the case may be, (b) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound except, for purposes of this subsection (b) only, for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE, or (c) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their properties, except for such conflicts, breaches or defaults that do not result in and would not reasonably be expected to result in, individually or in the aggregate, a Company MAE.
1.10    The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 (Indemnification) of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.
1.11    At the time of the issuance of the Common Stock, the Common Stock will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.
1.12    The Company is not in violation of its Fourth Amended Articles of Incorporation or its Fourth Amended and Restated Bylaws.
1.13    The financial statements of the Company that are incorporated by reference into the Registration Statement present fairly in all material respects the financial position of the Company as of the date indicated and, if applicable, the results of its operations and cash flows for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.
1.14     The Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the 1940 Act, and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC, and is in compliance in all material respects with the applicable terms and conditions of the Securities Act, the 1940 Act and the Securities Act Rules and Regulations. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in compliance with the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). Except as disclosed in the Registration

Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Dealer Manager.
1.15    Each of this Agreement, the Selected Dealer Agreement, the Company’s Fourth Amended Articles of Incorporation and its Fourth Amended and Restated Bylaws, the First Amended and Restated Investment Advisory Agreement, dated November 5, 2021 (the “Advisory Agreement”), by and between the Company and Prospect Capital Management L.P. (the “Adviser”), as investment adviser thereunder, and the First Amended and Restated Administration Agreement, dated July 17, 2019, by and between the Company and Prospect Administration LLC, as administrator thereunder, comply in all material respects with all applicable provisions of the Securities Act, the 1940 Act and the Securities Act Rules and Regulations, and all approvals of such documents required under the 1940 Act by the Company’s stockholders and/or Board of Directors have been obtained and are in full force and effect.
1.16    The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Company has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the 1940 Act and is in compliance in all material respects with such Rule.
1.17    The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the SEC.
1.18    The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those with respect to which the failure to possess or own the certificates, authorities or permits would not have, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.
2.    Covenants of the Company
The Company covenants and agrees with the Dealer Manager that:
2.1    It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request and as reasonably agreed to by the Company. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Common Stock of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) any and all authorized printed sales literature or other sales materials prepared and authorized by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”). Authorized Sales Materials shall, to the extent required, be filed with and approved by the SEC and FINRA, provided that the Dealer Manager will make all FINRA filings and obtain all FINRA approvals, to the extent required. Any and all Authorized Sales Materials, when used in connection with the Prospectus, will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.2    It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Common Stock for offer and sale under the securities laws of such jurisdictions as the Company and Dealer Manager shall mutually agree upon and will file and make in each year such statements and reports as may be reasonably required for that purpose. The Company will, as the Dealer Manager may reasonably request, furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.3    It will: (a) if not effective upon the date hereof, use its commercially reasonable efforts to cause the Registration Statement to become effective; (b) advise the Dealer Manager of any amendment or supplement of the Registration Statement or Prospectus; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending effectiveness of the Registration Statement, and to the extent that the Company determines that such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.4    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to amend or supplement the Prospectus or any other prospectus then in effect in order that it will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare and file an amended or supplemental prospectus which will correct such statement or omission and which will comply in all material respects with the requirements of Section 10 of the Securities Act. The Company will promptly advise the Dealer Manager of any request made by the SEC or a state securities administrator for amending the Registration Statement or for supplementing the Prospectus.
2.5    The Company has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”) and will direct the investment of the proceeds of the Offering of the Common Stock in such a manner, and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

    2.6    The Company acknowledges and agrees that the Dealer Manager will not be responsible for (a) all costs and expenses related to the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing of the Registration Statement and furnishing of copies of each thereof to the Dealer Manager and to Dealers (including costs of mailing and shipment), (b) all costs and expenses related to the preparation, issuance and delivery of certificates, if any, for the Common Stock, including any stock or other transfer taxes or duties payable upon the sale of the Common Stock, (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors, (d) the determination of the Common Stock’s eligibility for sale or an exemption under state law and the printing and furnishing of copies of blue sky surveys if any, (e) the filing fees in connection with filing for review by FINRA, if required, of all necessary documents and information relating to the Offering and the Common Stock, (f) the fees and expenses of any transfer agent or registrar for the Common Stock and miscellaneous expenses referred to in the Registration Statement, (g) costs and expenses incident to the travel and accommodation of the Dealer Manager acting on behalf of the Company in making road show presentations, presentations to Dealers and other broker-dealers and financial advisors with respect to the offering of the Common Stock, and other accountable out-of-pocket expenses including those set forth in the Plan of Distribution section of the Prospectus as long as such costs and expenses are reasonable and documented and mutually agreed to by the Dealer Manager and the Company in advance of incurring such costs and expenses, and (h) the performance of the Company’s other obligations hereunder.

3.    Obligations and Compensation of the Dealer Manager
3.1    The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash, Common Stock, as described in the Prospectus, directly or through Dealers who have entered or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A all of whom shall be members of and in good standing with FINRA, or registered investment advisers (“RIAs”) who are paid no commission and who have entered into or will enter into a Selected Investment Adviser Agreement in the form attached this Agreement as Exhibit B, or as otherwise described in the Prospectus. The Dealer Manager may also sell Common Stock for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager shall (i) use commercially reasonable efforts to establish a selling group of Dealers for the Offering by the Company with whom it has or will enter into Selected Dealer Agreements; (ii) manage and employ its personnel (including a national accounts team, a national sales management team, external and internal wholesalers, and other FINRA licensed personnel); (iii) coordinate with the selling group on behalf of the Company; and (iv) manage the day-to-day sales efforts in connection with the Offering at the direction of the Company. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell or cause to be sold through the Dealers, the Common Stock in such quantities and to such persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement. The Dealer Manager shall promptly provide the Company with a copy of each Selected Dealer Agreement and any other agreement between the Dealer Manager and Dealer in connection with the Offering, each upon the execution thereof. The Dealer Manager shall promptly notify the Company if the Dealer Manager requests a Dealer to suspend or terminate its, or if a Dealer suspends or terminates its, offer and sale of Common Stock or if any Selected Dealer Agreement or any other agreement between the Dealer Manager and a Dealer in connection with the Offering is terminated, amended, succeeded to or assigned. The Dealer Manager represents to the Company that (a) it is (and will continue to be) a member in good standing with FINRA, will abide by the rules and regulations of FINRA, is registered as a broker-dealer under and is in full compliance with all applicable requirements under the Exchange Act and any applicable state securities laws, rules, or regulations, and is registered as a broker-dealer in all of the jurisdictions in which it solicits offers to purchase the Common Stock; (b) it will not take any action in conflict with, or omit to take any action the omission of which would cause it to be in conflict with, the conditions and requirements of the Securities Act, the Exchange Act, the 1940 Act, or applicable state securities or blue sky laws; (c) it and its employees and representatives have all required licenses and registrations to act under this Agreement, including all individual FINRA registrations and qualification licenses; and (d) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules, the Bank Secrecy Act (“BSA”), amendments to the BSA pursuant to the USA PATRIOT Act of 2001 (as amended the “USA PATRIOT Act”), rules and regulations adopted by the U.S. Department of Treasury’s Financial Crimes Enforcement Network (“FinCEN”), the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury, or will require that its Dealers establish and implement such programs, reasonably expected to comply with all applicable anti-money laundering laws, rules, and regulations, and detect and cause the reporting of suspicious transactions in connection with the sale of Common Stock of the Company.

3.2 Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the Offering of the Common Stock for cash to the public in jurisdictions in which the Common Stock is registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Common Stock upon request of the Company at any time and will resume offering the Common Stock upon subsequent request of the Company.
3.3    (a)    As provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, subject to the limitations set forth in Section 3.3(b) below, the Company agrees to pay the Dealer Manager a shareholder servicing and/or distribution fee as set forth in the Prospectus with respect to certain classes of shares (the “Distribution Shares”); provided that the Company may retain all or any portion of such amounts to satisfy payment obligations in respect of shareholder servicing or distribution arrangements with other parties, including with Dealers, pursuant to Section 3.3(e) below in which the Company or a service provider of the Company may direct such payments to such parties on as paying agent for the Dealer Manager. The Company will pay the shareholder servicing and/or distribution fees to the Dealer Manager monthly in arrears. In no event shall the Dealer Manager be entitled to payment of any compensation in connection with the Offering that is not completed according to this Agreement.
(b)    The Dealer Manager shall prepare reports for the Company’s Board of Directors (“Directors”) regarding its activities under this Agreement as from time to time shall be reasonably requested by the Directors, including reports required by Rule 12b-1 under the 1940 Act regarding the use of shareholder servicing and/or distribution fee payments received by the Dealer Manager.

(c)    The Dealer Manager shall not be entitled to compensation from the Company for services provided under this Agreement. The Dealer Manager may receive compensation (including transaction-based compensation and non-transaction-based compensation) or reimbursement of expenses from the Adviser or its affiliates related to its services hereunder or for additional services as may be agreed upon by the Dealer Manager and the Adviser or its affiliates.
(d) The Dealer Manager may reallow all or a portion of the shareholder servicing and/or distribution fees to the Dealer who sold Distribution Shares to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Dealer who sold the Common Stock is no longer the dealer of record with respect to such Common Stock or the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the shareholder servicing and/or distribution fees with respect to such Common Stock, then Dealer’s entitlement to the shareholder servicing and/or distribution fees related to such Common Stock, as applicable, shall cease in, and Dealer shall not receive the shareholder servicing and/or distribution fees for, that month or any portion thereof (i.e., shareholder servicing and/or distribution fees are payable with respect to an entire month without any proration). Dealer transfers will be made effective as of the start of the first business day of a month.
Thereafter, such shareholder servicing and/or distribution fees may be reallowed to the then-current dealer of record of such Common Stock, as applicable, if any such dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of the shareholder servicing and/or distribution fees to other dealers who provide services with respect to the Common Stock (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
    (e)     The terms of any reallowance of the shareholder servicing and/or distribution fees shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for any reallowance of shareholder servicing and/or distribution fees to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of shareholder servicing and/or distribution fees to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company or a service provider of the Company may act as agent of the Dealer Manager by making direct payment of shareholder servicing and/or distribution fees to Dealers on behalf of the Dealer Manager without incurring any liability. Further, the Company is not responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Dealers.

(f)    Unless otherwise disclosed in the Prospectus, at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that underwriting compensation, including upfront placement fees or brokerage commissions, dealer manager or other similar fees, and shareholder servicing and/or distribution fees paid with respect to any single share of Common Stock held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Dealer Manager or the applicable participating dealer), the Dealer Manager shall cease receiving the shareholder servicing and/or distribution fees on either (i) each such share that would exceed such limit or (ii) all shares in such shareholder’s account, in the Company’s discretion. At the end of such month, the applicable Distribution Shares in such shareholder’s account will convert into a number of Class I Shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares. In addition, the Dealer Manager will cease receiving the shareholder servicing and/or distribution fees on Distribution Shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, the shareholder servicing and/or distribution fees and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the shareholder servicing and/or distribution fees accruing with respect to Distribution Shares of the Company’s Common Stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

(g)    In addition to the other items of underwriting compensation set forth in this Section 3, the Company (to the extent permitted by Rule 12b-1 under the 1940 Act) and/or the Adviser or its affiliates shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Adviser or its affiliates, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

(h)    In addition to reimbursement as provided under Section 3.3(g), and subject to prevailing rules and regulations of FINRA, the Company (to the extent permitted by Rule 12b-1 under the 1940 Act) and/or the Adviser or its affiliates shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company and/or the Adviser or its affiliates with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under the North American Securities Administrators Association, Inc. Omnibus Guidelines Statement of Policy adopted on March 29, 1992, as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), and FINRA rules, to exceed 10% and 15%, respectively, of gross proceeds from such Offering.
3.4    The Dealer Manager represents and warrants to the Company, each owner, director, officer and employee of the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
3.5    The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Common Stock only the Prospectus (as it may be supplemented or amended from time-to-time) and Authorized Sales Materials.
3.6    The Dealer Manager and the Dealers shall cause Common Stock to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed and authorized to do so. In addition, the Dealer Manager shall cause Common Stock to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Common Stock have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added. No Common Stock shall be offered or sold for the account of the Company in any other jurisdiction.
3.7    The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Georgia.
3.8    No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement, except such as may be required under the Securities Act, or applicable state securities laws.
3.9    There are no actions, suits or proceedings pending, or to the knowledge of the Dealer Manager, threatened against the Dealer Manager at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on the Dealer Manager or the ability of the Dealer Manager to perform its obligations under this Agreement or to participate in the Offering as contemplated by the Prospectus.

3.10    The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 (Indemnification) of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors.
3.11    The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 (Indemnification) of this Agreement may be limited under applicable securities laws.
3.12    The Dealer Manager shall provide the Company, within one day after the end of each week and within two days after the end of each month, each fiscal quarter and each fiscal year, as applicable, with reports, in form and substance satisfactory to the Company.
4.    Indemnification
4.1    The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their respective officers, directors, employees, members, partners, affiliates, agents and representatives and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their respective officers and directors, or such controlling person may become subject, under the Securities Act, Securities Act Rules and Regulations, the Exchange Act and Exchange Act Rules and Regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a material representation or warranty contained in this Agreement by the Company or any material breach of or failure to comply with any of the material provisions of this Agreement made by or to be performed by the Company during the term of this Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Common Stock for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), (c) the omission or alleged omission to state a material fact (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, (d) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (e) the acts or omissions of any wholesaler marketer employed by the Company or its affiliates (who may be licensed as a representative of a broker-dealer that is not the Dealer Manager) engaged in the marketing and solicitation, directly or indirectly, for the sale of Common Stock (the “Registered Representative”) when the Dealer Manager enters into a contract with a Dealer or selected investment adviser and will not receive a dealer manager fee in connection with such sales. This includes but is not limited to any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Common Stock by the Registered Representative, or use of “For Broker-Dealer Use Only” materials with members of the public in the offer and sale of the Common Stock or any failure by Registered Representative to comply with the applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act and the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury. The Company will reimburse each Dealer or Dealer Manager, its respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its respective officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.
4.2    The Dealer Manager will indemnify and hold harmless the Company and its officers, directors (including any person named in the Registration Statement with his consent to become a director), employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a material representation or warranty contained in this Agreement by the Dealer Manager or any material breach of or failure to comply with any of the material provisions of this Agreement made by or to be performed by the Dealer Manager during the term of this Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, (c) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (e) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Common Stock by the Dealer Manager, or use of “For Broker-Dealer Use Only” materials with members of the public in the offer and sale of the Common Stock or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act and the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
4.3    Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their officers, directors (including any persons named in any of the Registration Statements with his consent to become a director), employees, members, partners, affiliates, agents and representatives, each person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof, (ii) any Authorized Sales Materials or (iii) in any Blue Sky Application, (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Common Stock by such Dealer or Dealer’s representatives or agents in violation of Section IX (Prospectus and Supplemental Information; Telephone conferences and Seminars) of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.4    Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, promptly notify in writing the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been actually prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable and documented third-party legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities arising out of, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party, such consent not be unreasonably withheld or delayed.
4.5    Unless the indemnifying party has assumed the defense, the indemnifying party shall pay all reasonable and documented third-party legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 4; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable and documented third-party expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
4.6    The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Common Stock and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.
4.7    No party shall be entitled to indemnification under this Section 4 if such indemnification of such party would violate Section 17(i) of the 1940 Act.
5.    Survival of Provisions
The respective agreements, representations and warranties of the Company, the Dealer Manager and the Dealers set forth in this Agreement shall remain operative and in full force and effect until the termination or expiration date of this Agreement regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Common Stock. Effective as of the termination of this Agreement or its expiration date, this Agreement will become void and there will be no further obligation hereunder of any party to any other party hereto, except that the obligations under Sections 4 (Indemnification) , 5 (Survival of Provisions), 6 (Applicable Law; Jurisdiction; Venue; Waiver of Jury Trial), 8 (Successors, Amendment and Waiver), 14 (Notices), 15 (Severability), 16 (No Waiver), 17 (Assignment) and 18 (Entire Agreement) of this Agreement shall survive.
6.    Applicable Law; Jurisdiction; Venue; Waiver of Jury Trial
This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6. Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of New York. Venue for any action brought hereunder shall lie exclusively in New York County, New York. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
7.    Counterparts
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
8.    Successors, Amendment and Waiver
8.1    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of and be binding upon the Dealers to the extent set forth in Sections 1 (Representations and Warranties of the Company) and 4 (Indemnification) hereof.
8.2    This Agreement may not be modified or amended except by a formal written instrument (and not by an email or series of emails) signed in blue ink by M. Grier Eliasek as Chief Executive Officer of the Company or his successor and by the Dealer Manager. No term or provision of this Agreement may be waived except by a formal written instrument signed (and not by an email or series of emails) by the party against whom such waiver is sought; provided, that in the case of the Company, such waiver must be signed in blue ink by M. Grier Eliasek as Chief Executive Officer of the Company or his successor.
8.3    Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations, and warranties of the Company and the Dealer Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement, from Schedule 1, the representations, warranties, and covenants in Sections 1 (Representations and Warranties of the

Company) and 2 (Covenants of the Company) shall no longer continue to be made with respect to the Offering, the Common Stock, or the Prospectus relating to such Registration Statement.
9.    Term
9.1    Subject to any necessary approvals under the 1940 Act, this Agreement shall become effective on the effective date of the Registration Statement on Form N-2, Registration Statement No. 333-274497.
9.2    This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the material representations, warranties, covenants or agreements of such party contained herein shall not have been true and correct in all material respects or materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.
9.3    In any case, this Agreement shall expire at the close of business on the termination date of the Offering. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Common Stock into the appropriate account as designated by the Company; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all shareholder servicing and/or distribution fees to which the Dealer Manager is or becomes entitled under Section 3 (Obligations and Compensation of the Dealer Manager) at such time as such shareholder servicing and/or distribution fees become payable.
10.    Confirmation
The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of the Dealers who sell the Common Stock all orders for purchase of Common Stock accepted by the Company. To the extent practicable and permitted by law, all such confirmations may be provided electronically.
11.    Suitability of Investors
The Dealer Manager will offer Common Stock, and will require in its agreements with the Dealers that the Dealers offer Common Stock, only to persons who meet the financial qualifications if and to the extent set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing by the Company that the Common Stock is qualified for sale or that such qualification is not required. In offering Common Stock, the Dealer Manager will, and in its agreements with the Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable rules and regulations relating to suitability of investors. The Dealer Manager shall maintain, or in Selected Dealer Agreements with the Dealers shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Common Stock (both at the time of the initial subscription and at the time of any additional subscriptions). The Dealer Manager and Dealers agree to allow the Company to inspect upon reasonable notice the records of information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Common Stock upon reasonably written notice.
12.    Submission of Orders
12.1    Those persons who purchase Common Stock will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” The Dealer Manager and any Dealer receiving a check not conforming to this instruction shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or any Dealer which conform to this instruction shall be transmitted by overnight mail to the Company for deposit along with a completed application, using the form provided by the Company. Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the location at which the subscription and check for the purchase of Common Stock were initially received by Dealer from the subscriber, Dealer shall transmit the subscription and check for the purchase of Common Stock by the end of the next business day following receipt of the check and subscription to the Company for deposit directly with the Company. Where, pursuant to Dealer’s internal supervisory procedures, Dealer’s final internal supervisory review is conducted at a different location (the “Final Review Office”), Dealer shall transmit the subscription and check for the purchase of Common Stock to the Final Review Office by the end of the next business day following Dealer’s receipt of the subscription and check for the purchase of Common Stock. The Final Review Office will, by the end of the next business day following its receipt of the subscription and check for the purchase of Common Stock, forward both the subscription and check for the purchase of Common Stock to the Company for deposit directly with the Company. The Dealer Manager may authorize certain Dealers which are “$250,000 broker-dealers” to instruct their customers to make their checks for Common Stock subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” Checks of rejected subscribers will be promptly returned to such subscribers.
12.2    If requested by the Company, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Common Stock, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company. Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company.
13.    Due Diligence

    The Company will authorize a collection of available information, as reasonably agreed to by the Company, regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to the Dealers (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event the Dealer Manager or a Dealer (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Dealer Manager will reasonably cooperate with such Dealer to accommodate such request; provided, however, any additionally provided information will be subject to the terms of a confidentiality agreement executed by the Dealer Manager and the Dealer.
14.    Notices
14.1    Subject to Section 14.3 below, all notices and other communications provided for herein shall be in writing and shall be delivered by two of the following methods: by hand, by overnight courier service, by certified or registered mail, by telefacsimile or by email (in portable document format (“pdf”)) as follows:

If to the Company:        Prospect Floating Rate and Alternative Income Fund, Inc.
                        10 E. 40th Street, 42nd Floor
                        New York, New York 10016
                        Facsimile: (212) 448-9652
                        Attention:
M. Grier Eliasek
Jonathan Tepper
John W. Kneisley
Email:         prtl@prospectstreet.com
        pl@prospectstreet.com

If to the Dealer Manager:    Preferred Capital Securities, LLC
                3290 Northside Parkway NW, Suite 800
                Atlanta, GA 30327
                Facsimile: (678) 705-8710
                Attention: Orit Small
                Email: osmall@pcsalts.com

14.2    Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with Section 14.1.

14.3    All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or overnight courier service, upon actual receipt thereof, (ii) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third business day after the date deposited in the U.S. mail with postage prepaid and properly addressed, (iii) in the case of notices and other communications delivered by telefacsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telefacsimile was sent indicating that the telefacsimile was sent in its entirety to the recipient’s telefacsimile number and (iv) in the case of notices and other communications delivered by email, upon receipt by the sender of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, a return email or other written acknowledgement), provided, that no notice or communication shall be effective until twenty-four (24) hours following the time such notice is deemed to be given pursuant to clauses (i) through (iv) above, as applicable, provided, further, that if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a business day for such recipient, such notice or other communication shall be deemed given on the next succeeding business day for such recipient.

15.     Severability

All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
16.     No Waiver
Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.
17.    Assignment
This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.
18.     Entire Agreement
This Agreement and the exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

Very truly yours,

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

By:
Name: M. Grier Eliasek
Title: Chief Executive Officer and President
Accepted and agreed as of
the date first above written.

PREFERRED CAPITAL SECURITIES, LLC

By:
Name: Jeff Smith
Title: Chief Executive Officer

Schedule 1

Registration Statement(s)

1.Registration Statement on Form N-2, Registration Statement No. 333-274497

Accepted as of ________, 20___:

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.	PREFERRED CAPITAL SECURITIES, LLC
By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A
PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:
Preferred Capital Securities, LLC, as dealer manager (“Dealer Manager”) for Prospect Floating Rate and Alternative Income Fund, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of the Company’s Class S, Class D and Class I common stock (collectively, the “Common Stock”) subject to the following terms:
I.    Dealer Manager Agreement
The Dealer Manager has entered into an agreement with the Company called the Dealer Manager Agreement dated [__], 2024 (the “Dealer Manager Agreement”). The terms of the Dealer Manager Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim and capitalized terms not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement.
As described in the Dealer Manager Agreement, the Company has filed one or more Registration Statements with the SEC that are listed in Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock.
By your acceptance of this Selected Dealer Agreement (the “Agreement” or this “Agreement”), you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give the Dealer written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and the Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another. In such event, the Dealer Manager shall (a) communicate to the Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.
In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Common Stock” means the Common Stock being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Common Stock or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Dealer hereby agrees to use its best efforts to sell the Common Stock for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to the Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).
II.    Submission of Orders
Those persons who purchase Common Stock will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” Any Dealer receiving a check not conforming to this instruction shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to this instruction shall be transmitted by overnight mail to the Company for deposit along with a completed application, using the form provided by the Company. The Dealer Manager may authorize the Dealer if the Dealer is a “$250,000 broker-dealer” to instruct its customers to make its checks for Common Stock subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscriber’s checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” Checks of rejected subscribers will be promptly returned to such subscribers. Transmittal of received investor funds will be made in accordance with the following procedures:
Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the location at which the subscription and checks for purchase of Common Stock are initially received by Dealer from subscribers, Dealer shall transmit the subscription and check for the purchase of Common Stock by the end of the next business day following receipt by the Dealer of the check and subscription to the Company for deposit directly with the Company.
Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), Dealer shall transmit the subscription and checks for the purchase of Common Stock to the Final Review Office by the end of the next business day following Dealer’s receipt of the subscription and check for the purchase of Common Stock. The Final Review Office will, by the end of the next business day following its receipt of the subscription and check for the purchase of Common Stock, forward both the subscription and check for the purchase of Common Stock to the Company for deposit directly with the Company.
If requested by the Company or the Dealer Manager, the Dealer shall obtain from subscribers for the Common Stock other documentation reasonably deemed by the Company or the Dealer Manager to be required under applicable law or as may be necessary to reflect the policies of the Company or the Dealer Manager. Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company or the Dealer Manager.
III.    Pricing
Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, Common Stock is to be issued and sold in the Offering at a purchase price payable in cash equal to the Company’s net asset value (“NAV”) per share (determined in the manner set forth in the Prospectus) applicable to the class of Common Stock being purchased subject to any applicable sales charge. Dealer may also charge transaction or other fees, including upfront placement fees or brokerage commissions, in connection with the sale of Common Stock as described in Schedule I attached hereto.  For shareholders who participate in the Company’s DRIP, the cash distributions attributable to the class of Common Stock that each shareholder owns will be automatically re-invested in additional Common Stock of the same class. Common Stock issued pursuant to the DRIP will be issued to shareholders of the Company at a purchase price equal to the most recent available NAV per share for such class of Common Stock at the time the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase by any one person is $2,500 for Class S and Class D Shares and $25,000 for Class I Shares. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least $500 in Common Stock. The Common Stock is nonassessable. The Dealer hereby agrees to place any order for the full purchase price.

IV.    Representations and Warranties of Dealer
Dealer represents and warrants to the Company and the Dealer Manager and agrees that:
(a)    Dealer will undertake all reasonable investigation, review, and inquiry to ensure, to the best of its reasonable knowledge and belief, that the investment is suitable for such potential investor upon the basis of the information known to Dealer or disclosed by such potential investor as to his other security holdings and as to his financial situation and needs. Dealer shall keep written records supporting this representation and warranty and such records shall be made available to the Company or Dealer Manager promptly upon request.
(b)    Dealer shall deliver to each prospective investor, prior to any submission by such prospective investor of a written offer to buy any Common Stock, a copy of the Prospectus.
(c)    Dealer will not deliver to any offeree any written documents pertaining to the Company or the Common Stock, other than the Prospectus, and any other materials specifically designated for distribution to prospective investors that are supplied to Dealer by the Company or its affiliates. Without intending to limit the generality of the foregoing, Dealer shall not deliver to any prospective investor any material pertaining to the Company or any of its affiliates that has been furnished as “broker/dealer information only.”
(d)    Dealer will make reasonable inquiry to determine whether a prospective investor is acquiring Common Stock for his own account or on behalf of other persons and not for the purpose of resale or other distribution thereof.
(e)    Dealer will not give any information or make any representation or warranty in connection with the Offering, the Company or the Common Stock other than those contained in the Prospectus and any Authorized Sales Materials.
(f)    Dealer will abide by, and will take reasonable precautions to ensure compliance by prospective investors from whom Dealer has solicited an offer to purchase with, all provisions contained in the Prospectus regulating the terms and manner of the Offering.
(g)    In its solicitation of offers for the Common Stock, Dealer will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, as well as the published rules and regulations thereunder, and the rules and regulations of all state securities authorities, as applicable, to the best of its knowledge, after due inquiry and investigation and to the extent within its direct control.
(h)    Dealer is (and will continue to be) a member in good standing with FINRA, will abide by the rules and regulations of FINRA, is in full compliance with all applicable requirements under the Exchange Act, and is registered as a broker-dealer in all of the jurisdictions in which Dealer solicits offers to purchase the Common Stock.
(i)    Dealer will not take any action in conflict with, or omit to take any action the omission of which would cause Dealer to be in conflict with, the conditions and requirements of the Securities Act, the Exchange Act, the 1940 Act, or applicable state securities or blue sky laws.
(j)    Dealer will use reasonable efforts to ensure that all investors who are acquiring Common Stock have and will satisfy all conditions described in the Prospectus and the Subscription Agreement.
(k)    Each of the representations and warranties made by each prospective investor to the Company under the Subscription Agreement is, to the Dealer’s best knowledge, information, and belief, after due inquiry, true and correct as of the date thereof and as of the date of purchase of the Common Stock by such investor.
V.    Dealers’ Compensation
    Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing shareholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

VI.    Applicability of Indemnification Clauses
    Each of the Dealer and Dealer Manager hereby acknowledges and agrees that it will be subject to the obligations set forth in, and entitled to the benefits of all the provisions of, the Dealer Manager Agreement, including but not limited to, the representations and warranties and the indemnification obligations contained in such Dealer Manager Agreement, including specifically the provisions of Section 4 (Indemnification) of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Agreement and the Dealer Manager Agreement.
VII.    Payment
See Schedule I.
VIII.    Right to Reject Orders or Cancel Sales
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement and signature page and the required check in payment for the Common Stock may be rejected. Issuance and delivery of the Common Stock will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, a certified or cashier’s check or the equivalent in payment for the Common Stock within 15 days of sale, the Company reserves the right to cancel the sale without notice.
IX.    Prospectus and Supplemental Information; Teleconferences and Seminars
The Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Common Stock except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply the Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and the Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Common Stock to an investor. The Dealer Manager may rely upon the Dealer to only request reasonable quantities of such materials. The Dealer will only request reasonable quantities of such materials, will be responsible for correctly placing orders of such materials, and will reimburse the Dealer Manager for any costs incurred in connection with unreasonable or mistaken orders of such materials. The Dealer agrees that it will not send or give any supplemental information to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information to that investor. The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Common Stock to members of the public. The Dealer agrees that it will not use in connection with the offer or sale of Common Stock any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Common Stock any materials or writings which have not been previously approved by the Dealer Manager. The Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in connection with transactions in the Common Stock for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act. On becoming a Dealer, and in offering and selling Common Stock, the Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that the Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case the Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

The Dealer is not authorized or permitted to, and agrees that it shall not, access any information made available on the Dealer Manager’s website or otherwise made available, attend any teleconferences or seminars, or participate in any other manner in any informational or promotional events or activities relating to any offering for which the Dealer Manager acts as dealer manager, except for the Offering and any other offering for which the Dealer has entered into a selling agreement with the Dealer Manager that remains in full force and effect.
X.    License and Association Membership
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered broker-dealer under the Exchange Act, is duly licensed as a broker-dealer and authorized to sell Common Stock under Federal and state securities laws and regulations and in all states where it offers or sells Common Stock, and is a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately in writing and this Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. Dealer hereby agrees to abide by all applicable FINRA rules.
Dealer Manager represents and warrants that it is currently, and at all times while performing its functions under this Agreement will be, a properly registered broker-dealer under the Exchange Act and under state securities laws to the extent necessary to perform the duties described in this Agreement, and that it is a member in good standing of FINRA. The Dealer Manager agrees to notify Dealer immediately in writing if it ceases to be a member in good standing with FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. The Dealer Manager hereby agrees to abide by all applicable FINRA rules.
XI.    Anti-Money Laundering Compliance Programs
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, SEC Rules and Section 352 of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Common Stock of the Company. In addition, the Dealer represents that it has established and implemented a program (“OFAC Program”) for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) and will continue to maintain its OFAC Program during the term of this Agreement. Dealer hereby agrees to furnish, upon request, a copy of its AML Program and OFAC Program to the Dealer Manager for review and to promptly notify the Dealer Manager of any material changes to its AML Program and/or OFAC Program. The Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.
XII.    Limitation of Offer
The Dealer will offer Common Stock (both at the time of an initial subscription and at the time of any additional subscriptions) only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Common Stock is qualified for sale or that such qualification is not required. In offering Common Stock, the Dealer will comply with the provisions of the applicable FINRA rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors.
Dealer further represents, warrants and covenants that no Dealer, or person associated with Dealer, shall offer or sell Common Stock in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions of the Prospectus; (2) the laws of the jurisdiction of which such investor is a resident; or (3) FINRA Conduct Rules set forth in the FINRA Manual and other applicable FINRA rules. Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Common Stock to an investor, each Dealer, or person associated with Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in such Rules) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to Dealer, or person associated with Dealer, that: (A) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Company; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Common Stock in the amount proposed, including loss, and lack of liquidity of such investment; (C) the investor has an apparent understanding of the fundamental risks of an investment in Common Stock, the lack of liquidity of the Common Stock, the background and qualifications of the adviser to the Company and their affiliates, and the tax consequences of an investment in the Common Stock; and (D) an investment in Common Stock is otherwise suitable for such investor. Dealer further represents, warrants and covenants that Dealer, or a person associated with Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Common Stock of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Common Stock pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Dealer agrees to retain such documents and records in Dealer's records for a period of six years from the date of the applicable sale of Common Stock and to make such documents and records available to (i) the Dealer Manager and the Company upon request and (ii) to representatives of the SEC, FINRA and applicable state securities administrators upon Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency or organization. Dealer shall not purchase any Common Stock for a discretionary account without obtaining the prior written approval of Dealer's customer and his or her signature on a Subscription Agreement.
XIII.    Compliance with Record Keeping Requirements
Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Common Stock, his suitability and the amount of Common Stock sold and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Company.
XIV.    Termination; Survival
This Agreement shall become effective upon the execution hereof by Dealer and receipt of such executed Agreement by the Dealer Manager; provided, however, that in the event of the execution of this Agreement prior to the time that the initial Registration Statement set forth on Schedule 1 to the Dealer Manager Agreement becomes effective with the SEC, this Agreement shall not become effective prior to such Registration Statement becoming effective with the SEC and shall instead become effective simultaneously with the effectiveness of such Registration Statement.
The Dealer will suspend or terminate its offer and sale of Common Stock upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Common Stock hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. Prior to any termination of this Agreement by the Dealer, the Dealer shall in good faith attempt to negotiate an acceptable amendment to this Agreement to govern the relationship going forward.
This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placing an order for sale of Common Stock after he has received such notice.
The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV (Representations and Warranties of Dealer), VI (Dealers’ Compensation), VII (Payment), VIII (Right to Reject Orders or Cancel Sales), XI (Anti-Money Laundering Compliance Programs) and XII (Limitation of Offer) through XV (Privacy Laws) of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.
Dealer acknowledges and understands that subsequent to any termination of this Agreement, Dealer’s customers that are Company stockholders and their financial advisors will continue to receive periodic communications from the Company or the Dealer Manager related to the Customer’s investment in the Company and their shares in the Company.
XV.    Privacy Laws
The Dealer Manager and the Dealer (each referred to individually in this section as “party”) agree as follows:
(a)    Each party agrees to abide by and comply in all respects with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”), and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;
(b)    Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except to service providers (when necessary and as permitted under the GLB Act) or as otherwise required by applicable law;
(c)    Except as expressly permitted under the FCRA, each party shall not disclose any information that would be considered a “consumer report” under the FCRA; and
(d)    The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
XVI.    Notice
Any notice in this Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Dealer Manager:        Preferred Capital Securities, LLC
            3290 Northside Parkway NW, Suite 800
                Atlanta, GA 30327
            Facsimile: (678) 705-8710
            Attention: Orit Small
Email: osmall@pcsalts.com
To Dealer:            Address Specified By Dealer on Dealer Signature Page
XVII.    Attorneys’ Fees, Applicable Law, Jurisdiction and Venue; Waiver of Jury Trial
In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of New York. Venue for any action (including arbitration) brought hereunder shall lie exclusively in New York County, New York. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

XIX.    Due Diligence

    Pursuant to the Dealer Manager Agreement, the Company will authorize a collection of available information, as determined by the Company, regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to the Dealer (or their agents performing due diligence) in connection with its due diligence review of the Offering. In the event the Dealer (or its agent performing due diligence) reasonably requests access to additional and readily available information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Dealer Manager will reasonably cooperate with the Dealer to accommodate such request; provided, however, that the Due Diligence Information, together with any additionally provided information, will be subject to the terms of a separate confidentiality agreement.
XX.    Electronic Delivery of Information; Electronic Processing of Subscriptions
Pursuant to the Dealer Manager Agreement, the Company has agreed and assumed the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Common Stock all orders for purchase of Common Stock accepted by the Company. In addition, the Company, the Dealer Manager and/or third parties engaged by the Company or the Dealer Manager may, from time to time, provide to the Dealer copies of stockholder letters, annual reports and other communications provided to Company stockholders. The Dealer agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Dealer Manager, the Dealer and/or their agents or customers shall be provided electronically. To the extent that the Dealer desires physical copies of such materials to be provided, it may request physical copies to be provided from the Company, the Dealer Manager and/or such third parties; provided, however, that the Company, the Dealer Manager and such third parties shall determine the processes and service providers needed to produce such copies and the Dealer shall be required to pay the resulting costs and expenses of the production of such copies. Such costs and expenses may be deducted from selling commissions, reallowances or other payments to the Dealer pursuant to this Agreement.
With respect to Common Stock held through custodial accounts, the Dealer agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Dealer Manager and/or their agents to Company stockholders may be provided solely to the custodian that is the registered owner of the Common Stock, rather than to the beneficial owners of the Common Stock. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Common Stock.
The Dealer agrees and acknowledges that the Dealer Manager may use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model. The Dealer agrees to cooperate with the processing of subscriptions through such an electronic platform.
XXI.     Severability
All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
XXII.     No Waiver
Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.
XXIII.     Assignment
This Agreement may not be assigned by either party, except with the prior written consent of the other party. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

XXIV.     Authorization
Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Agreement as contemplated herein, and that the individual who has signed this Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:

PREFERRED CAPITAL SECURITIES, LLC

By:

The Dealer has read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. The Dealer hereby represents that the list below of jurisdictions in which it is registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and the Dealer agrees to advise the Dealer Manager of any change in such list during the term of this Agreement.
1. Identity of Dealer:
Name:
Type of entity:
(corporation, partnership, proprietorship, etc.)
Organized in the State of:
Licensed as broker-dealer in the following States:

Tax I.D. #:
2. Person to receive notice pursuant to Section XVI (Notice):
Name:
Company:
Address:
City, State and Zip Code:
Telephone No.:
Facsimile No.:
AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)
By:
Signature
Name:
Title:

SCHEDULE I
ADDENDUM
TO
SELECTED DEALER AGREEMENT

Name of Dealer:
The following reflects the transaction or other fee arrangements and shareholder servicing and/or distribution fees as agreed upon between Preferred Capital Securities, LLC (the “Dealer Manager”) and Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and Dealer in connection with the offering of Common Stock of Prospect Floating Rate and Alternative Income Fund, Inc. (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.
Dealer Transaction Fee
Dealer may charge a transaction or other fee, including upfront placement fees or brokerage commissions, on sales of Common Stock, as set forth in “Share Class Election” below, to the extent the Prospectus discloses that such brokerage commissions or fees may be charged for the relevant class of Common Stock. Dealer represents that Dealer is acting solely as an agent for its customers with respect to their purchase or sale of Common Stock and is not acting for Dealer’s own account. Any transaction or other fee, including upfront placement fees or brokerage commissions, charged by Dealer in connection with its sale of Common Stock will be charged in a manner consistent with the Prospectus and applicable law and FINRA rules. Purchases and sales of such Common Stock may only be executed as purchases or repurchases between the customer and the Company. Dealer shall not execute trades of Common Stock between customers.
Terms and Conditions of the Shareholder Servicing and/or Distribution Fees.
The payment of the shareholder servicing and/or distribution fee to Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Class S Shares and/or Class D Shares, eligibility to receive the shareholder servicing and/or distribution fee with respect to the Class S Shares and/or Class D Shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as dealer of record with respect to such Common Stock and complying with the requirements set forth below, including providing shareholder and account maintenance services with respect to such Common Stock:
(i)the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and the Dealer, and
(ii)the provision of the following services with respect to the Class S Shares and/or Class D Shares, as applicable, by the Dealer:
1.assistance with recordkeeping, including maintaining records for and on behalf of Dealer’s customers reflecting transactions and balances of Common Stock owned;
2.answering investor inquiries regarding the Company, including distribution payments and reinvestments;
3.helping investors understand their investments upon their request; and
4.facilitating tender offer requests.
The Dealer hereby represents by its acceptance of each payment of the shareholder servicing and/or distribution fee that it complies with each of the above requirements and is providing the above-described services. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Common Stock.

Subject to the conditions described herein, the Dealer Manager will reallow to Dealer the shareholder servicing and/or distribution fee in an amount described below, on Class S Shares or Class D Shares, as applicable, sold by Dealer. To the extent payable, the shareholder servicing and/or distribution fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the shareholder servicing and/or distribution fee, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.
Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Dealer is no longer the dealer of record with respect to such Class S or Class D Shares or the Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the shareholder servicing and/or distribution fee related to such Class S and/or Class D Shares, as applicable, shall cease in, and Dealer shall not receive the shareholder servicing and/or distribution fee for, that month or any portion thereof (i.e., shareholder servicing and/or distribution fees are payable with respect to an entire month without any proration). Dealer transfers will be made effective as of the start of the first business day of a month.
Thereafter, such shareholder servicing and/or distribution fee may be reallowed to the then-current dealer of record of the Class S and/or Class D Shares, as applicable, if any such dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any shareholder servicing and/or distribution fee with respect to Class I Shares. The Dealer Manager may also reallow some or all of the shareholder servicing and/or distribution fee to other dealers who provide services with respect to the Common Stock (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
Unless otherwise disclosed in the Prospectus, at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Dealer Manager or Dealer), the Dealer Manager shall cease receiving the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S Shares and Class D Shares in such shareholder’s account, in the Company’s discretion. At the end of such month, the applicable Class S Shares or Class D Shares in such shareholder’s account will convert into a number of Class I Shares (including any fractional Shares), with an equivalent aggregate NAV as such Class S or Class D Shares.
In addition, the Company and the Dealer Manager will cease paying the shareholder servicing and/or distribution fee on Class S Shares and Class D Shares in connection with an Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) the date following the completion of the primary portion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from such Offering. For purposes of this Schedule I, the portion of the shareholder servicing and/or distribution fee accruing with respect to Class S and Class D Shares of the Company’s Common Stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.
General
Shareholder servicing and/or distribution fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize Dealer Manager to deposit shareholder servicing and/or distribution fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.
The parties hereby agree that the foregoing shareholder servicing and/or distribution fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Common Stock, that the Dealer’s interest in the Offering is limited to such shareholder servicing and/or distribution fee from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such shareholder servicing and/or distribution fee to the Dealer.
Except as otherwise described under “Dealer Transaction Fee” above, the Dealer waives any and all rights to receive compensation, including the shareholder servicing and/or distribution fee, until it is paid to and received by the Dealer Manager. Dealer acknowledges and agrees that, if the Company pays shareholder servicing and/or distribution fees to the Dealer Manager, the Company is relieved of any obligation for shareholder servicing and/or distribution fees to Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Dealer for shareholder servicing and/or distribution fees the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer. The Dealer affirms that the Dealer Manager’s liability for the shareholder servicing and/or distribution fee is limited solely to the proceeds of the shareholder servicing and/or distribution fee receivable from the Company and Dealer hereby waives any and all rights to receive any reallowance of the shareholder servicing and/or distribution fee due until such time as the Dealer Manager is in receipt of the shareholder servicing and/or distribution fee from the Company. Notwithstanding the above, Dealer affirms that, to the extent that Dealer retains transaction or other fees, including upfront placement fees or brokerage commissions, as described above under “Dealer Transaction Fee,” neither the Company nor the Dealer Manager shall have liability for such brokerage commission or other transaction based fee payable to the Dealer, and the Dealer is solely responsible for retaining the brokerage commissions or other similar transaction based fees due to the Dealer from the subscription funds received by the Dealer from its customers for the purchase of Common Stock in accordance with the terms of this Agreement.
Notwithstanding anything herein to the contrary, Dealer will not be entitled to receive any transaction or other fees, including upfront placement fees or brokerage commissions, or shareholder servicing and/or distribution fee which would cause the aggregate amount of transaction or other fees, including upfront placement fees or brokerage commissions, transaction based fees, dealer manager fees, shareholder servicing and/or distribution fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10%) of the gross proceeds raised from the sale of Common Stock in the Offering.
Dealer shall furnish Dealer Manager and the Company with such information as shall reasonably be requested by the Company with respect to the fees paid to Dealer pursuant to this Schedule I, and Dealer shall notify Dealer Manager if Dealer is not eligible to receive transaction or other fees, including upfront placement fees or brokerage commissions, shareholder servicing and/or distribution fees at the time of purchase.
Due Diligence
In addition, as set forth in the Prospectus, the Dealer Manager will pay or reimburse the Dealer for reasonable bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include customary travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices to verify information relating to the Company. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice being sent to [ ]. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Dealer and other dealers, together with all other organization and offering expenses, defined under the Omnibus Guidelines and FINRA rules, to exceed ten percent (10%) and fifteen percent (15%) of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.
Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS

☐ Class S Shares	☐ Class D Shares	☐ Class I Shares
The following reflects the transaction or other fee, including upfront placement fees or brokerage commissions, arrangement and shareholder servicing and/or distribution fee as agreed upon between the Dealer Manager and the Dealer for the applicable class of Common Stock.

(Initials)	No upfront selling commission but dealers may charge transaction or other fees, including upfront placement fees or brokerage commissions, up to 3.5% of the NAV per Class S share sold in the Offering.	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
(Initials)	Shareholder servicing and/or distribution fee of 0.85% per annum of the aggregate NAV of outstanding Class S Shares as of the beginning of the first calendar day of each month.
By initialing here, the Dealer agrees to the terms of eligibility for the shareholder servicing and/or distribution fee set forth in this Schedule I with respect to Class S Shares. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the shareholder servicing and/or distribution fee with respect to Class S Shares and initialing is not necessary. The Dealer represents by its acceptance of each payment of the shareholder servicing and/or distribution fee that it complies with each of the above requirements.

(Initials)	No upfront selling commission but dealers may charge transaction or other fees, including upfront placement fees or brokerage commissions, up to 1.5% of the NAV per Class D share sold in the Offering.	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares
(Initials)	Shareholder servicing fee of 0.25% per annum of the aggregate NAV of outstanding Class D Shares as of the beginning of the first calendar day of each month.
By initialing here, the Dealer agrees to the terms of eligibility for the shareholder servicing and/or distribution fee set forth in this Schedule I with respect to Class D Shares. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the shareholder servicing fee with respect to Class D Shares and initialing is not necessary. The Dealer represents by its acceptance of each payment of the shareholder servicing fee that it complies with each of the above requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:

PREFERRED CAPITAL SECURITIES, LLC

By:

DEALER:

(Print Name of Dealer)

By:

SCHEDULE II
ADDENDUM
TO
SELECTED DEALER AGREEMENT

NAME OF ISSUER: PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
NAME OF DEALER:
SCHEDULE TO AGREEMENT DATED:
Dealer hereby authorizes the Dealer Manager or its agent to deposit shareholder servicing and/or distribution fee and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.
Bank Name:
Bank Address:
Bank Routing Number:
Account Number:
“Dealer”

(Print Name of Dealer)
By:
Name:
Title:
Date:

II-1

EXHIBIT B
SELECTED INVESTMENT ADVISOR AGREEMENT
PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

THIS SELECTED INVESTMENT ADVISOR AGREEMENT is made and entered into as of the date indicated on Exhibit A attached hereto (this “Agreement”), among Preferred Capital Securities, LLC, a Georgia limited liability company (the “Dealer Manager”), Prospect Floating Rate and Alternative Income Fund, Inc., a Maryland corporation (the “Company”), and the selected investment advisor identified in Exhibit A hereto (the “SIA”).

WHEREAS, the Dealer Manager is acting as the dealer manager pursuant to the Dealer Manager Agreement dated [___], 2024 (the “Dealer Manager Agreement”). As described in the Dealer Manager Agreement, the Company has filed one or more Registration Statements with the SEC that are listed in Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class S Common Stock (“Class S Shares”), Class D Common Stock (“Class D Shares”), and Class I Common Stock (“Class I Shares”) (collectively, the “Common Stock”). In addition, the parties hereto generally intend that participants in the Company’s distribution reinvestment plan, as amended or supplemented, (the “DRIP”) during this offering will receive a number of Common Stock as determined by the DRIP, and no commissions or fees will be assessed in connection therewith. Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give the SIA written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and the SIA prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another. In such event, the Dealer Manager shall (a) communicate to the SIA details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Common Stock” means the Common Stock being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Common Stock or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement;

WHEREAS, the SIA (i) is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state designated in Exhibit A hereto, (ii) is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or if not registered under the Investment Advisers Act, then it is registered under the state securities acts in the states where it does business as an investment advisor, and (iii) has made such regulatory filings and obtained such regulatory approvals in each state in which the SIA is required to make such filings or obtain such approvals;

WHEREAS, the offer and sale of the Common Stock shall be made pursuant to the terms and conditions of (i) the Registration Statement and the Prospectus, and (ii) all applicable federal securities laws and the applicable securities laws of all states in which the Common Stock is offered and sold; and

WHEREAS, clients of the SIA will not be eligible to purchase Class S or Class D Shares; and

WHEREAS, the SIA is willing and desires to provide its clients with information concerning the Class I Shares and the procedures for subscribing for the Class I Shares upon the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the premises and upon the terms and subject to the conditions hereof, it is agreed among the Dealer Manager, the SIA and the Company as follows.

1.Purchase of Class I Shares.

(a)The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Class I Shares by its clients, it will comply with all the terms and conditions of the Registration Statement and Prospectus, all applicable state and federal laws, including the Securities Act, the Investment Advisers Act and any and all regulations and rules pertaining thereto. Neither the SIA nor any other person shall have any authority to give any information or make any representations or warranties in connection with the Class I Shares other than the information contained in the Registration Statement and Prospectus.

(b)Clients of the SIA may purchase the Class I Shares according to all the terms and conditions as are contained in the Registration Statement and the Prospectus, including that the client buys the minimum number of Common Stock required by the Prospectus. The SIA shall comply with all requirements set forth in the Registration Statement and the Prospectus and shall use and distribute, in connection with the purchase of Class I Shares by its clients, only the Prospectus and such sales literature supplied to the SIA by the Dealer Manager with the Prospectus. Each of the Company and the Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, the Prospectus and applicable laws, and the SIA shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)Clients of the SIA shall complete the subscription agreement which accompanies the Prospectus in connection with the purchase of the Class I Shares. The SIA will process the subscription agreement and payment according to the SIA’s custodian’s applicable procedures. If any subscription agreement is rejected, the subscription agreement and funds for the purchase of Class I Shares will be returned to the rejected subscriber within ten (10) business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Payment for the purchase of Class I Shares shall be made by wire transfer or checks payable to “Prospect Floating Rate and Alternative Income Fund, Inc.” All funds for payment of Class I Shares will be deposited (as defined in the Dealer Manager Agreement) within one business day after receipt of such funds and the subscription agreement related thereto.

(d)The Class I Shares may be purchased by clients of the SIA only where the Class I Shares may be legally offered and sold and only by such persons in such states in which the SIA has made such regulatory filings and obtained such regulatory approvals applicable to it.

(e)The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Class I Shares.

(f)The SIA shall retain in its files all subscription agreements for a period of time not less than required in order to comply with applicable federal and other regulatory requirements.

(g)The SIA hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.

(h)A sale of Class I Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Class I Shares from the SIA (together with payment of the full purchase price of each purchased Class I Shares) on behalf of the buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company.

(i)Clients of the SIA will not be charged any selling commissions in connection with their purchases of Class I Shares. Clients of the SIA will purchase the Class I Shares at NAV per share as described in the then-current Prospectus.

(j)The SIA will make the determinations required to be made by it pursuant to subparagraph (k) below based on information it has obtained from each prospective client, including, at a minimum, but not limited to, the prospective client’s age, investment objectives, investment experience, income, net worth, financial situation, other investments of the prospective client, as well as any other pertinent factors deemed by the SIA to be relevant.

(k)In addition to any other obligations of the SIA to determine suitability imposed by state or federal law, the SIA agrees that it will comply fully with the following provisions:

(i)The SIA shall have reasonable grounds to believe, based upon information provided by the client concerning such client’s investment objectives, other investments, financial situation and needs, and upon any other information known by the SIA, that (A) each client of the SIA that purchases Class I Shares is or will be in a financial position appropriate to enable such client to realize to a significant extent the benefits (including tax benefits) of an investment in the Class I Shares, (B) each client of the SIA that purchases Class I Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Class I Shares, including potential loss of his or her entire investment, and (C) the Class I Shares otherwise are or will be a suitable investment for each client of the SIA that purchases Class I Shares, and the SIA shall maintain files disclosing the basis upon which the determination of suitability was made;

(ii)The SIA shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Class I Shares;

(iii)In making the determination set forth in subparagraph (ii) above, the SIA shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;
(iv)The SIA shall inform each prospective nondiscretionary client of all pertinent facts relating to the liquidity and marketability of the Class I Shares.

(l)The SIA agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Class I Shares falls within the permitted class of investors.

(m)The SIA either (i) shall not purchase Class I Shares for its own account or (ii) shall hold for investment any Class I Shares purchased for its own account.

2.Compensation to SIA.

The Dealer Manager shall pay no fees, commissions or other compensation to the SIA.

3.Association of the Dealer Manager with Other Advisors and Dealers.

It is expressly understood between the Dealer Manager and the SIA that the Dealer Manager may cooperate with broker-dealers who are registered as broker-dealers with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or with other investment advisors registered under the Investment Advisers Act or, if not registered under the Investment Advisers Act, then the SIA is registered under the state securities acts in the states where it does business as an investment advisor. Such broker-dealers and investment advisors:

(a)may enter into agreements with the Dealer Manager on terms and conditions that may be identical or similar to, or materially different from, this Agreement; and

(b)shall receive such rates of commission or other fees as are agreed to between the Dealer Manager and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Registration Statement.

4.Conditions of the SIA’s Obligations.

The SIA’s obligations hereunder are subject, during the term of this Agreement and the Offering, to:

(a)the performance by the Dealer Manager of its obligations (including compliance by the Dealer Manager with its covenants and agreements set forth in Section 7); and

(b)the conditions that (i) the Registration Statement shall become and remain effective, and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.

5.Conditions to the Dealer Manager’s Obligations.

The obligations of the Dealer Manager hereunder are subject, during the term of this Agreement and the Offering, to the conditions that:

(a)at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Class I Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Class I Shares;

(b)no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Class I Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and

(c)the SIA shall have satisfactorily performed all its obligations hereunder (including
Section 6).

6.Representations, Warranties, Covenants and Agreements of the SIA.

The SIA covenants, agrees, warrants and represents during the term of this Agreement, as follows:

(a)The SIA is and will continue to be registered as an investment advisor under the Investment Advisers Act or, if not registered under the Investment Advisers Act, then registered under the state securities acts in the states where it does business as an investment advisor, and will make or comply with any regulatory filings and other regulatory requirements applicable to it in each state in which the SIA is required to make such filings or comply with such other requirements.

(b)The SIA is not registered as a broker-dealer with FINRA. While the associated persons of the SIA may be registered as registered representatives with FINRA, the SIA agrees that it and its associated persons are subject to and will act in accordance with this Agreement when providing its clients with information concerning the Class I Shares and the procedures for subscribing for the Class I Shares. Notwithstanding, if the SIA or the associated persons of the SIA are affiliated with a broker-dealer, the broker-dealer will sign a Selected Dealer Agreement (as defined in the Dealer Manager Agreement) and will effect the sale and serve as the broker-dealer of record.

(c)The SIA shall comply with all applicable federal and state securities laws, including without limitation the disclosure requirements of the Investment Advisers Act and the provisions thereof requiring disclosure of the existence of this Agreement.

(d)The SIA shall maintain the records required by Section 204 of the Investment Advisers Act and Rule 204-2 thereunder, in the form and for the periods required thereby.

(e)The SIA and any person associated with the SIA has complied, in all material respects, with the identification, verification and documentation sections of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

(f)With respect to any purchase of the Class I Shares by a client of the SIA, such investment will be in conformity with all applicable provisions of the SIA’s investment advisory agreement with such client (including without limitation any and all investment objectives, guidelines and restrictions applicable to the client’s account), and the SIA shall have acted in conformity with the standard of care owed to the client under applicable law and any applicable provisions in the SIA’s investment advisory agreement with the client.

(g)SIA represents to the Dealer Manager and to the Company that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with Section 352 of the PATRIOT Act and FINRA Rule 3310, that complies with applicable anti-money laundering laws and regulations, including, but not limited to, the customer identification program requirements of Section 326 of the PATRIOT Act, and the suspicious activity reporting requirements of Section 356 of the PATRIOT Act, and the laws, regulations and Executive Orders administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (collectively, “AML/OFAC Laws”). SIA hereby covenants to remain in compliance with the AML/OFAC Laws and shall, upon request by the Dealer Manager and/or the Company, provide a certification to the Dealer Manager and/or the Company that, as of the date of such certification, its AML Program is compliant with the AML/OFAC Laws. Upon request by the Dealer Manager and/or the Company at any time, SIA will (i) furnish a written copy of its AML Program, or a summary of its AML Program, to the Dealer Manager and/or the Company for review, and (ii) furnish any information that the Dealer Manager and/or the Company may request to satisfy applicable AML/OFAC laws.
(i)Additionally, SIA represents, warrants, and agrees that it:

•has implemented its own anti-money laundering program consistent with the requirements of 31 U.S.C. 5318(h) and will update such anti-money laundering program as necessary to implement changes in applicable laws and guidance;
•or its agent, will perform the specified requirements of the Dealer Manager’s customer identification program (“CIP”) and/or beneficial ownership procedures in a manner consistent with Section 326 of the USA PATRIOT Act and the beneficial ownership requirements, respectively;
•will promptly disclose to the Dealer Manager potential suspicious or unusual activity detected as part of the CIP and/or beneficial ownership procedures being performed on the Dealer Manager’s behalf in order to enable the Dealer Manager to file a suspicious activity report, as appropriate, based on the Dealer Manager’s judgment;
•will certify annually to the Dealer Manager that the representations set forth herein remain accurate and that it is compliance with such representations;
•will promptly provide its books and records relating to its performance of the CIP and/or beneficial ownership procedures to the SEC, to a self-regulatory organization that has jurisdiction over the Dealer Manager, or to authorized law enforcement agencies either directly or through the Dealer Manager at the request of the Dealer Manager, the SEC, self-regulatory organization, or authorized law enforcement agency.

7.Covenants and Agreements of the Dealer Manager.

The Dealer Manager covenants and agrees during the term of this Agreement as follows:

(a)It shall inform the SIA whenever and as soon as it receives or learns of any order issued by the SEC or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Class I Shares, or receives notice of any proceedings regarding any such order.

(b)It shall deliver to the SIA such number of copies of the Registration Statement or the Prospectus, and any supplements and post-effective amendments thereto, as the SIA may reasonably request.

8.Payment of Costs and Expenses.

Each party shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

9.Indemnification

(a)The SIA agrees to indemnify, defend and hold harmless the Company, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, the Dealer Manager, their affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of (i) the investment advice or the offer or sale (as such term is defined in the Securities Act of 1933, as amended) by the SIA, or any person acting on its behalf, of any Class I Shares pursuant to this Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the SIA which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company or the Dealer Manager by such SIA; (ii) the breach by the SIA, or any person acting on its behalf, of any of the terms and conditions of this Agreement; or (iii) the negligence, malpractice or malfeasance of the SIA. This indemnity provision shall survive the termination of this Agreement.

(b)The Company agrees to indemnify, defend and hold harmless the SIA, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act of 1933, as amended, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (i) any untrue statement of a material fact contained in the Registration Statement, at the time it became effective with the SEC or in the Prospectus (as from time to time amended or supplemented), or (ii) any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement at the time it became effective or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Company or the Dealer Manager, or any officer of the Company or the Dealer Manager by such SIA; provided that in each case that such claims or liabilities did not arise from SIA’s own negligence, malpractice or malfeasance. This indemnity provision shall survive the termination of this Agreement.

(c)No indemnifying party shall be liable under the indemnity provisions contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought.

In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be reasonably satisfactory to such indemnified party and all other indemnified parties who are defendants in such action, unless such indemnified parties reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the reasonable fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action.

In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

10.Term of Agreement.

This Agreement shall become effective on the date on which this Agreement is executed by all the parties hereto. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving 30 days’ prior notice to the other party; provided, however, that this Agreement shall in any event automatically terminate if the SIA’s license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten days from the date of such occurrence.

Notwithstanding anything herein to the contrary, this Agreement shall be deemed suspended during any period for which the SIA’s registration under the Investment Advisers Act is revoked or suspended or, if the SIA is not registered under the Investment Advisers Act, then under the state securities acts in the states where it does business as an investment advisor.

11.Notices.

All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission (provided, however, that the original copy thereof also is sent by one of the other means specified above in this Section 11):

If to the Company:
Prospect Floating Rate and Alternative Income Fund, Inc.
10 E. 40th Street, 42nd Floor New York, New York 10016 Tel: (212) 448 9577
Fax: (212) 448-9652
Attention:
        M. Grier Eliasek
        Jonathan Tepper
        John W. Kneisley
Email:         prtl@prospectstreet.com
     pl@prospectstreet.com

If to the Dealer Manager:    Preferred Capital Securities, LLC
3290 Northside Parkway NW, Suite 800
Atlanta, Georgia 30327
Tel: (470) 639-8310
Fax: (678) 705-8710
Attention: Orit Small with a copy to:
Kunzman & Bollinger, Inc.
5100 N. Brookline Ave, Suite 600 Oklahoma City, Oklahoma 73112 Facsimile No.: (405) 942-3527

If sent to the SIA:    To the person whose name and address are identified in Exhibit
A hereto; or

to such other person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 11. Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.

12.Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned by the SIA, whether by contract, operation of law or otherwise.

13.Miscellaneous.

(a)This Agreement shall be construed, without regard to conflicts of law provisions, in accordance with the applicable laws of the State of Georgia.

(b)Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Dealer Manager or the Company.

(c)If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and other costs and expenses incurred by the prevailing party in connection therewith. If any party to this Agreement (the “First Party”) becomes involved in a litigation, arbitration or other dispute proceeding (a “Proceeding”) made or brought by any person who is not a party to this Agreement or an affiliate of a party to this Agreement and which arises out of or otherwise involves the acts or omissions of another party to this Agreement (the “Second Party”), and the First Party is dismissed from the Proceeding or otherwise found to have prevailed in the Proceeding, the Second Party shall be responsible for paying any and all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by the First Party in connection with defending itself in the Proceeding, including without limitation costs and expenses of investigation and expert witness fees.

(d)This Agreement, including Exhibit A hereto, embodies the entire agreement and understanding, and supersedes all prior agreements and understanding (whether written or oral), among the parties hereto with respect to the subject matter hereof.

(e)No amendment to, or waiver of, any provision of this Agreement shall be deemed valid or effective unless it is in writing and signed by all the parties hereto.

(f)If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(g)This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year indicated on Exhibit A hereto.

Dealer Manager:

PREFERRED CAPITAL SECURITIES, LLC

By:          Print Name: Jeff Smith     Title:     CEO

Company:

PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.

By:

Print Name:

M. Grier Eliasek

Title:     Chief Executive Officer and President

Selected Investment Advisor:

By:

Print Name:

Title:

EXHIBIT A TO
SELECTED INVESTMENT ADVISOR AGREEMENT PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC.
This Exhibit A is attached to and made a part of that certain Selected Investment Advisor
Agreement (the “Agreement”), among Preferred Capital Securities, LLC, Prospect Floating Rate and Alternative Income Fund, Inc., and
.

1.Date of Agreement:

2.Identity of Advisor:

Name:

Type of Entity:          (To be completed by the Advisor, e.g., corporation, limited liability company, partnership or sole proprietorship.)

State Organized in:      (To be completed by Advisor.)

Qualified to Do Business and in Good Standing in the Following Jurisdictions (including your state of organization). (Note: Qualification to do business in any jurisdiction is generally a requirement imposed by the secretary of state or other authority of jurisdictions in which you do business, and is not related to your holding a license as an investment advisor in such jurisdictions. Questions concerning this matter should be directed to your legal counsel.)

(To be completed by Advisor)

(a)Are you registered as an Investment Advisor with the Securities and Exchange Commission? If no, complete Section 2(b).

Yes [ ]    No [ ]

(b)Registered as an Investment Advisor in the following States:

(To be completed by Advisor)

3.Name and Address for Notice Purposes (see Section 11 of the Agreement):

Name:

Title:

Company:

Address:

City, State and Zip Code:

Telephone Number (including area code):

4.Please complete the following for our records:

(a)How many registered investment advisors are with your firm?

PLEASE ATTACH A CURRENT LIST. ALL INFORMATION WILL BE HELD IN CONFIDENCE.

(b)Does your firm publish a newsletter?

Yes [ ]    No [ ]

What is/are the frequency of the publication(s)?

     Weekly         Monthly         Quarterly

     Bi-weekly         Bi-monthly         Other (please specify)

PLEASE PLACE PREFERRED CAPITAL SECURITIES, LLC AND PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(c)Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors?

Yes [ ]    No [ ]

PLEASE PLACE PREFERRED CAPITAL SECURITIES, LLC AND PROSPECT FLOATING RATE AND ALTERNATIVE INCOME FUND, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(d)Does your firm have an e-mail system for your registered investment advisors?

Yes [ ]    No [ ]

If so, please provide e-mail address:

(e)Website address:

Person responsible: